Exhibit 22

         Subsidiaries of  Hilb, Rogal and Hamilton Company

Name of Subsidiary                State/Province of Incorporation
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The Burton Company                                     Connecticut

Clover Insurance Agency, Inc.                          California

S. H. Gow & Company, Inc. (three locations)            Delaware

Hilb, Rogal and Hamilton Company of Canada, Limited    Manitoba,Canada
  (five locations)

Hilb, Rogal and Hamilton Company of Alabama, Inc.      Alabama
  (three locations)

Hilb, Rogal and Hamilton Company of Arizona            Arizona
 (four locations)

Hilb, Rogal and Hamilton Company of Atlanta, Inc.      Georgia

Hilb, Rogal and Hamilton Company of Baltimore          Maryland

Hilb, Rogal and Hamilton Insurance Services of
  Central California, Inc. (three locations)           California

HRH Insurance Services of the Coachella Valley, Inc.   California

Hilb, Rogal and Hamilton Company of Daytona Beach, Inc.Florida

Hilb, Rogal and Hamilton Company of Denver             Colorado

Hilb, Rogal and Hamilton Company of the District
  of Columbia                                          Delaware

Hilb, Rogal and Hamilton Company of Fort Lauderdale    Florida

Hilb, Rogal and Hamilton Company of Fort Myers         Florida

Hilb, Rogal and Hamilton Company of Gainesville,
 Florida, Inc.                                         Florida
Hilb, Rogal and Hamilton Company of
 Gainesville, Georgia                                  Georgia

Hilb, Rogal and Hamilton Company of Grand Rapids       Michigan

HRH of Northern California Insurance Services, Inc.
  (five  locations)                                    California

Hilb, Rogal and Hamilton Company of Oklahoma
  (two locations)                                      Oklahoma

Hilb, Rogal and Hamilton Company of Orlando            Florida

Hilb, Rogal and Hamilton Company of Pittsburgh, Inc.
  (two locations)                                      Pennsylvania

Hilb, Rogal and Hamilton Company of Port Huron
  (two locations)                                      Michigan

Hilb, Rogal and Hamilton Company of the Quad Cities
  (two locations)                                      Illinois

Hilb, Rogal and Hamilton Realty Company                Delaware

Hilb, Rogal and Hamilton Company of Savannah, Inc.     Georgia

Hilb, Rogal and Hamilton Company of St. Simons Island  Georgia

Hilb, Rogal and Hamilton Resource Group, Ltd.          Virginia

Hilb, Rogal and Hamilton Company of Tampa Bay, Inc.    Florida

Hilb, Rogal and Hamilton Company of Texas
  (ten locations)                                      Texas

Hilb, Rogal and Hamilton Company of Virginia
  (two locations)                                      Virginia

Insurance Management Incorporated (three locations)    Connecticut

Professional Practice Insurance Brokers, Inc.
  (three locations)                                    California

Each of the above subsidiaries is 100% owned by the registrant.